Exhibit 99.1

Great Elm Group Reports FISCAL 2023 First QUARTER

financial resulTs

Company to Host Conference Call at 9:00 a.m. ET on November 15, 2022

WALTHAM, Mass., November 14, 2022 -- Great Elm Group, Inc. (“we,” “us,” “our,” “GEG,” or “Great Elm”), (NASDAQ: GEG), a diversified holding company, today announced financial results for its fiscal first quarter ended September 30, 2022.

Fiscal 2023 First Quarter Operating and Financial Highlights

(All comparisons versus the prior-year period unless otherwise noted)

Consolidated:

•
Consolidated revenue for the first quarter was $18.6 million, up 12% compared to $16.5 million in the prior-year period.
•
On a consolidated basis, GEG recognized a net loss of $8.5 million for the first quarter, compared to net income of $0.1 million for the same period in the prior year. The variance was primarily a function of higher losses on investments in shares of Great Elm Capital Corp. (“GECC”), as well as the absence of benefits related to government stimulus recognized in the prior-year period.
•
Consolidated Adjusted EBITDA for the first quarter ended September 30, 2022 was $2.7 million, compared to $4.3 million in the prior-year period. Removing the government stimulus recognized in the prior year, Consolidated Adjusted EBITDA increased by $0.8 million, or more than 45% compared to the prior-year period, primarily driven by top-line revenue growth.
•
As of June 30, 2022, we had approximately $821 million of net operating loss (NOL) carryforwards for federal income tax purposes.

Investment Management (IM):

•
IM grew total revenue for the first quarter by 89% to $1.9 million, compared to $1.0 million for the same period in the prior year, primarily attributable to the acquisition of the management agreement for Monomoy Properties REIT, LLC and its subsidiaries (collectively, “Monomoy REIT”).
•
IM reported a net loss for the first quarter of $6.0 million, compared to a net loss of $0.1 million in the prior-year-period, with the variance primarily a function of higher realized and unrealized losses on GECC shares.
•
IM recognized Adjusted EBITDA of $0.3 million for the first quarter, compared to $0.1 million in the same period in the prior fiscal year.
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IM assets under management totaled $623.9 million as of September 30, 2022, representing 2.8% sequential growth from June 30, 2022, due largely to growth at Monomoy REIT.
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IM fee paying assets under management totaled $428.0 million as of September 30, 2022, representing 4.8% sequential growth from June 30, 2022.
•
Following quarter end, on November 14, 2022, GECC announced that it launched Great Elm Healthcare Finance, LLC (“GEHF”) with an affiliate of Berkadia Commercial Mortgage, LLC (“Berkadia”), its strategic minority partner.
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GEHF provides asset-based revolving loans, mortgage financing, secured debt and other capital solutions to healthcare businesses including skilled nursing, assisted living, senior housing, memory and acute care facilities and specialty pharmacies.

Operating Companies:

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Durable Medical Equipment (DME) grew total revenue for the first quarter by 7% to $16.7 million, compared to $15.6 million for the prior-year period.
•
DME net income for the first quarter was $6.8 million, compared to $2.1 million for the same period in the prior year. The year-over-year increase primarily reflected higher revenue and a $7.0 million benefit related to the fair value adjustment of an embedded derivative that was eliminated in consolidation.
•
DME Adjusted EBITDA for the first quarter was $3.4 million, compared to $5.1 million for the prior-year quarter. The most recent quarter did not include any benefit related to government stimulus, which totaled $2.3 million in the prior-year period.

Management Commentary

Peter A. Reed, Chief Executive Officer, stated, “In the first quarter of fiscal 2023, we experienced growth in both of our operating segments. Notably, Investment Management revenue was up approximately 90% year-over-year, and we are investing in talent and infrastructure improvements to further accelerate growth. We remain focused on our long-term strategy of managing a scalable and diversified portfolio of long-duration, permanent capital vehicles that generate fee revenue. Building on this strategy, earlier this month GECC was pleased to announce its partnership with Berkadia in the formation of GEHF, a specialty secured lending platform established to provide capital solutions to healthcare companies across the U.S.”

Mr. Reed continued, “Looking ahead, our diverse investment vehicles are well positioned to deploy capital into attractive credit, specialty finance and real estate investments in dislocated markets. We boast a strong and liquid balance sheet, enhanced by our recent, fixed-rate bond offering in June 2022. We intend to continue to make strategic growth investments into existing funds and acquire management rights to long-duration asset management businesses that utilize the expertise of our board of directors and management team.”

Alignment of Interest

A distinct attribute of Great Elm is the particularly strong alignment of interest among shareholders and the employees, directors, and other insiders of Great Elm. As of September 30, 2022, Great Elm’s employees and directors (including funds under their management) collectively own or manage approximately 42% of GEG’s total outstanding shares.

Financial Review

Fiscal 2023 First Quarter Financial Highlights

(1)
Please refer to the disclaimers and the Adjusted EBITDA reconciliation tables in the Appendix.

Discussion of Financial Results by Segment for the Fiscal Quarter ended September 30, 2022

Great Elm is a holding company with two operating segments: Investment Management and Operating Companies, with General Corporate representing unallocated costs and activity to arrive at consolidated operations.

Investment Management

During the three months ended September 30, 2022, IM reported total revenue of $1.9 million, compared to $1.0 million during the same period in the prior year. The increase primarily related to the recently acquired Monomoy REIT management agreement.

During the three months ended September 30, 2022, IM recognized a net loss of $6.0 million, compared to a net loss of $0.1 million during the same period in the prior year. The variance was primarily a function of net realized and unrealized loss on investments in GECC shares of $6.8 million compared to $0.3 million in the prior-year quarter, partially offset by an increase in dividends received of $0.8 million related to the Company’s investment in Monomoy REIT.

During the three months ended September 30, 2022, IM recognized Adjusted EBITDA of $0.3 million compared to $0.1 million for the same period in the prior year, with higher revenue partially offset by increased operating expenses.

Operating Companies

During the three months ended September 30, 2022, DME reported $16.7 million in total revenue, compared to $15.6 million during the same period in the prior year. The increase in revenue was primarily attributable to organic growth in resupply revenue, a full quarter of contributions from the MedOne acquisition in August 2021 and improved revenue reserves. This revenue growth was achieved despite ongoing global supply chain issues impacting the durable medical equipment market.

During the three months ended September 30, 2022, DME recognized net income of $6.8 million, compared to $2.1 million for the same period in the prior year. The year-over-year increase primarily reflected higher revenue and a $7.0 million benefit in the most recent quarter related to the fair value adjustment of an embedded derivative that was eliminated in consolidation, which compares to a benefit of $0.5 million during the same period in the prior year. In addition, the prior-year period benefitted from $2.3 million in government stimulus whereas no benefit was received during the three months ended September 30, 2022. Absent these items, net income increased by $0.5 million, primarily driven by revenue growth, despite ongoing supply chain challenges.

During the three months ended September 30, 2022, DME Adjusted EBITDA was $3.4 million, compared to $5.1 million in the prior-year period. As noted, the prior-year period included $2.3 million in government stimulus claimed under the CARES Act, whereas no such benefit was claimed in the most recent period.

General Corporate

During the three months ended September 30, 2022, General Corporate recognized $0.2 million in revenue, consistent with the level from the same period in the prior year. General Corporate revenue consists of consulting fees charged to subsidiaries and are eliminated in consolidation.

During the three months ended September 30, 2022, General Corporate recognized a net loss of $9.3 million, compared to a net loss of $1.8 million during the same period in the prior year. Corporate operating losses remained consistent with the same period in the prior year. The year-over-year variance was mostly a function of unfavorable, nonoperating trends including higher offsetting intercompany charges related to the valuation of the embedded derivative, higher interest expense associated with our recent public notes offering and a higher income tax provision during the current quarter.

During the three months ended September 30, 2022, General Corporate recognized ($0.9) million of Adjusted EBITDA, compared to ($1.0) million during the same period in the prior year.

Recent Developments

In November 2022, GECC announced that it launched GEHF with Berkadia, its strategic minority partner, to offer a wide range of capital solutions to U.S.-based healthcare operators. Headquartered in Nashville, Tennessee, GEHF is led by CEO, Michael Gervais who brings over 30 years of experience in the healthcare finance industry and has successfully launched multiple healthcare lending platforms during his career.

GEHF provides asset-based revolving loans, mortgage financing, secured debt and other capital solutions to healthcare business including skilled nursing, assisted living, senior housing, memory and acute care facilities and specialty pharmacies.

Fiscal 2023 First Quarter Conference Call & Webcast Information

When: Tuesday, November 15, 2022, 9:00 a.m. Eastern Time (ET)

Call: All interested parties are invited to participate in the conference call by dialing +1 (888) 440-4537; international callers should dial +1 (646) 960-0669. Participants should enter the Conference ID 2595129 when asked.

Webcast: The conference call will be webcast simultaneously and can be accessed at the following link: https://events.q4inc.com/attendee/934406621. For a copy of the slide presentation accompanying the conference call, please visit: https://www.greatelmgroup.com/events-and-presentations.

About Great Elm Group, Inc.

Great Elm Group, Inc. (NASDAQ: GEG) is a publicly-traded, diversified holding company that is building a business across two operating verticals: Investment Management and Operating Companies. Great Elm Group, Inc.’s website can be found at www.greatelmgroup.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements in this press release that are “forward-looking” statements, including statements regarding revenue, Adjusted EBITDA, expected growth, profitability, acquisition opportunities and outlook involve risks and uncertainties that may individually or collectively impact the matters described herein. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made and represent Great Elm’s assumptions and expectations in light of currently available information. These statements involve risks, variables and uncertainties, and Great Elm’s actual performance results may differ from those projected, and any such differences may be material. For information on certain factors that could cause actual events or results to differ materially from Great Elm’s expectations, please see Great Elm’s filings with the SEC, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Additional information relating to Great Elm’s financial position and results of operations is also contained in Great Elm’s annual and quarterly reports filed with the SEC and available for download at its website www.greatelmgroup.com or at the SEC website www.sec.gov.

Non-GAAP Financial Measures

The SEC has adopted rules to regulate the use in filings with the SEC, and in public disclosures, of financial measures that are not in accordance with US GAAP, such as adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”). Adjusted EBITDA is derived from methodologies other than in accordance with US GAAP. Great Elm believes that Adjusted EBITDA is an important measure for investors to use in evaluating Great Elm’s businesses. In addition, Great Elm’s management reviews Adjusted EBITDA as they evaluate acquisition opportunities.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it either in isolation from, or as a substitute for, analyzing Great Elm’s results as reported under US GAAP. Non-GAAP financial measures reported by Great Elm may not be comparable to similarly titled amounts reported by other companies.

Included in the financial tables below is a reconciliation of Adjusted EBITDA to the most directly comparable US GAAP financial measure, net income.

Investor Relations Contact:

Michael Kim

investorrelations@greatelmcap.com

Great Elm Group, Inc.

Condensed Consolidated Balance Sheets (Unaudited)

Dollar amounts in thousands (except per share data)

ASSETS	September 30, 2022	June 30, 2022
Current assets:
Cash and cash equivalents	$23,265	$23,595
Accounts receivable	5,854	5,867
Related party receivables	2,578	2,445
Investments, at fair value (cost $62,531 and $68,766, respectively)	40,624	48,042
Inventories	1,017	898
Prepaid and other current assets	1,391	1,050
Assets of Consolidated Fund:
Investments, at fair value (cost $0 and $2,432, respectively)	-	1,797
Prepaid expenses	-	746
Total current assets	74,729	84,440
Property and equipment, net	503	538
Equipment held for rental, net	7,923	7,504
Identifiable intangible assets, net	18,592	19,171
Goodwill	52,463	52,463
Right of use assets	3,815	3,722
Other assets	253	249
Total assets	$158,278	$168,087
LIABILITIES, NON-CONTROLLING INTEREST AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$6,340	$6,038
Accrued expenses and other liabilities	5,814	7,389
Deferred revenue	1,250	1,218
Current portion of related party payables	73	486
Current portion of lease liabilities	1,684	1,559
Current portion of related party notes payable	5,661	-
Current portion of equipment financing debt	3,909	2,993
Liabilities of Consolidated Fund - accrued expenses and other	-	11
Total current liabilities	24,731	19,694
Lease liabilities, net of current portion	2,342	2,375
Long term debt (face value $26,945)	25,597	25,532
Related party payables	1,050	1,120
Related party notes payable, net of current portion	-	6,270
Convertible notes (face value $36,085, including $14,653 and $15,133 held by related parties, respectively)	35,216	35,187
Redeemable preferred stock of subsidiaries (held by related parties, face value $35,417 and $35,824, respectively)	34,450	34,747
Other liabilities	977	908
Total liabilities	124,363	125,833
Contingently redeemable non-controlling interest	2,887	2,225
Stockholders' equity
Preferred stock, $0.001 par value; 5,000,000 authorized and zero outstanding	-	-
Common stock, $0.001 par value; 350,000,000 shares authorized and 30,046,829 shares issued and 28,774,320 outstanding at September 30, 2022; and 28,932,444 shares issued and 28,507,490 outstanding at June 30, 2022	29	29
Additional paid-in-capital	3,313,597	3,312,763
Accumulated deficit	(3,287,587)	(3,279,296)
Total Great Elm Group, Inc. stockholders' equity	26,039	33,496
Non-controlling interests	4,989	6,533
Total stockholders' equity	31,028	40,029
Total liabilities, non-controlling interest and stockholders' equity	$158,278	$168,087

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Great Elm Group, Inc.

Condensed Consolidated Statements of Operations (Unaudited)

Amounts in thousands (except per share data)

	For the three months ended September 30,
	2022	2021
Revenues:
Durable medical equipment sales and services revenue	$11,028	$10,076
Durable medical equipment rental income	5,691	5,479
Investment management revenue	1,860	983
Total revenues	18,579	16,538

Operating costs and expenses:
Cost of durable medical equipment sold and services	4,340	4,060
Cost of durable medical equipment rentals(1)	2,050	1,850
Durable medical equipment other operating expenses(2)	8,971	6,253
Investment management expenses	1,989	1,187
Depreciation and amortization	681	562
Selling, general and administrative(3)	1,487	1,573
Expenses of Consolidated Fund	46	52
Total operating costs and expenses	19,564	15,537
Operating (loss) income	(985)	1,001
Dividends and interest income	1,473	653
Net realized and unrealized loss on investments	(6,797)	(14)
Net realized and unrealized loss on investments of Consolidated Fund	(16)	(189)
Interest expense	(1,996)	(1,362)
Extinguishment of debt	(23)	-
Other income, net	1	16
(Loss) income before income taxes	(8,343)	105
Income tax (expense) benefit	(196)	1
Net (loss) income	$(8,539)	$106
Less: net (loss) income attributable to non-controlling interest	(248)	306
Net loss attributable to Great Elm Group, Inc.	$(8,291)	$(200)
Basic and diluted loss per share	$(0.29)	$(0.01)
Weighted average shares outstanding
Basic	28,543	25,982
Diluted	28,543	25,982

(1) Includes depreciation expense of:	1,889	1,688
(2) Net of CARES Act Stimulus of:	-	2,321
(3) Net of CARES Act Stimulus of:	-	84

Great Elm Group, Inc.

Reconciliation from EBITDA to Adjusted EBITDA - Quarterly

Dollar amounts in thousands

(1)
Transaction and integration related costs include costs to acquire and integrate acquired businesses.